EXHIBIT 99.10

通鼎互联信息股份有限公司
Tongding Interconnection Information Co.,Ltd.

与

通鼎集团有限公司

Jiangsu Tongding Group Co.,Ltd.

上海毓璟投资中心（有限合伙）

Shanghai Yujing Investment Center (Limited Partnership)

杭州星琼投资合伙企业（有限合伙）

Hangzhou Xingqiong Investment Partnership (Limited Partnership)

关于

通灏信息科技（上海）有限公司

Tonghao Information Technology (Shanghai) Co., Ltd.

之

___________________________________

股权转让协议

SHARE PURCHASE AGREEMENT

___________________________________

2018年11月

November, 2018

本股权转让协议（”本协议”）于2018年11月[]日（”签署日”）由以下各方在中华人民共和国(以下称”中国”)上海市签订：
THIS SHARE PURCHASE AGREEMENT (“the Agreement”) is entered into on November [*], 2018 (“Signing Date”) in Shanghai, People Republic of China(“PRC”) by and among:

(1)	转让方1：通鼎集团有限公司（以下简称”通鼎集团”）
住所：江苏省苏州市吴江区震泽镇八都经济开发区小平大道8号
Seller 1: Tongding Group Ltd. (“Tongding Group”)
Domicile: Building No.8, Xiaoping Street, Badu Economic Development Zone, Zhenze Town, Wujiang Distract, Suzhou City, Jiangsu Province.

(2)	转让方2：上海毓璟投资中心（有限合伙）（以下简称”上海毓璟”）
住所：上海市浦东新区南汇新城镇环湖西二路888号2幢1区24058室
Seller 2: Shanghai Yujing Investment Center (Limited Partnership) (Shanghai Yujing)
Domicile: Room 24058, Zone 1, Building No.2, Huanhu Xier Road No.888, Nanhui New Town, Pudong New Area, Shanghai City.

(3)	转让方3：杭州星琼投资合伙企业（有限合伙） （以下简称”杭州星琼”）
住所：浙江省杭州市西湖区万塘路翠苑街道计量大厦17楼
Seller 3: Hangzhou Xingqiong Investment Center (Limited Partnership) (Hangzhou Xingqiong)
Domicile: 17th Floor, Metrology Building, Cuiyuan Street, Wantang Road, Xihu District, Hangzhou City, Zhejiang Province

(4)	受让方：通鼎互联信息股份有限公司（以下简称”通鼎互联”）
住所：江苏省苏州市吴江区震泽镇八都经济开发区小平大道8号
Purchaser: Tongding Interconnection Information Co.,Ltd. (“Tongding Interconnection”)
Domicile: Building No.8, Xiaoping Street, Badu Economic Development Zone, Zhenze Town, Wujiang Distract, Suzhou City, Jiangsu Province.

(5)	公司：通灏信息科技（上海）有限公司
住所：中国(上海)自由贸易试验区耀华路251号一幢一层
 Company: Tonghao Information Technology (Shanghai) Co.,Ltd.
Domicile: Floor 1, Building No.1, Yaohua Road No.251, China (Shanghai) Free Trade Area.

以上转让方1、转让方2和转让方3合称”转让方”。
Seller 1, Seller 2 and Seller 3 are collectively referred to as the “Sellers” herein.

鉴于：
Whereas:

(1)	通鼎集团、上海毓璟与杭州星琼于2017年10月20日在上海自贸区发起设立了通灏信息科技（上海）有限公司（以下简称”上海通灏”、”公司”），上海通灏通过其设立的一家开曼公司Tonghao（Cayman）Limited（以下简称”开曼通灏”）收购一家美国上市公司Utstarcom Holding Ltd（”标的公司”）的股份。截至本协议签署日，公司的注册资本与股权结构如下：
序号	股东	实缴出资额(万元)	出资比例(%)
1	通鼎集团	3487.6	40.00%
2	上海毓璟	2615.7	30.00%
3	杭州星琼	2615.7	30.00%
合计		8719	100.00%

Tongding Group, Shanghai Yujing and Hangzhou Xingqiong established Tonghao Information Technology (Shanghai) Co.,Ltd.(“Shanghai Tonghao”, “Company”), Shanghai Tonghao purchased share of a American public company Utstarcom Holding Ltd (the “Target Company”) by establishing a Cayman company Tonghao (Cayman) Limited (“Cayman Tonghao”). As of the Signing Date of the Agreement, the registered capital and shareholding structure of the company are as follows:
No.	Shareholder	Contributed Capital (RMB ten thousand yuan)	Capital Contribution ratio(%)
1	Tongding Group	3487.6	40.00%
2	Shanghai Yujing	2615.7	30.00%
3	Hangzhou Xingqiong	2615.7	30.00%
Total		8719	100.00%

(2)
截止签署日，上海通灏已通过开曼通灏完成对标的公司原股东Invex Casa de Bolsa S.A.de C.V.,公司所持3,500,000股份的收购（即通鼎集团、上海毓璟与杭州星琼分别间接享有1,400,000股、1,050,000股和1,050,000股份权益）。此外，开曼通灏与标的公司另一原股东DASAN NETWORKS, Inc.（”DASAN公司”）以及其公司高管个人（以下合称为”DASAN方”）达成了总计1,559,241股份的收购协议，该收购协议因DASAN方原因未能交割，目前开曼通灏在香港国际仲裁中心对其发起仲裁。为支付仲裁相关费用，各方股东一致同意在上海通灏账面储备预留人民币4,695,883.05元现金（以下简称”预留仲裁相关费用”）。

As of the Signing Date, Shanghai Tonghao had accomplished purchasing 3,500,000 shares of Target Company’s original shareholder, Invex Casa de Bolsa S.A.de C.V., by Cayman Tonghao. (Tongding Group, Shanghai Yujing and Hangzhou Xingqiong indirectly and respectively hold 1,400,000 shares, 1,050,000 shares and 1,050,000 shares.) In addition, Cayman Tonghao had executed a Purchase Agreement of 1,559,241 shares with another original shareholder of the Target Company DASAN NETWORKS, Inc. (“DASAN”) and its individual executives (“DANSAN Party”) thereof. The Purchase Agreement failed to close for the reason of DANSAN Party and, at present, Cayman Tonghao has launch an arbitration against it in Hong Kong International Arbitration Center. In order to pay for the relevant arbitration expenses, the shareholders of the parties agreed with reserving RMB 4,695,883.05 yuan in cash on Shanghai Tonghao’s account. (“Reserved Arbitration Expenses”)

(3)	通鼎集团、上海毓璟与杭州星琼同意根据本协议的条款和条件，分别向受让方转让其持有的公司3487.6万元、2615.7万元和2615.7万元出资，该等出资截至签署日占公司注册资本的40.00%、30.00%和30.00%（”标的股权”）；受让方同意根据本协议的条款和条件受让标的股权。
Tongding Group, Shanghai Yujing and Hangzhou Xingqiong agree to transfer their contribution to the Purchaser in accordance with the terms and conditions of the Agreement, which are repectively 34.876 million, 26.157 million and 26.157 million, accounting for 40%, 30% and 30% (“Target Share”) of the company registered capital; and the Purchaser agrees to accept the Target Share  in accordance with the terms and conditions of the Agreement.

因此，考虑到前述事实以及本协议下文中的约定，各方特此达成如下协议：
Therefore, concering the above fact and following provisions of the Agreement, the parties hereby agree as follows:

第1条                         总则

Article 1  General Provisions

1.1	定义：	除非本协议其他条款另有规定，以下词语应具有如下含义：
Definitions:Unless the context otherwise requires in the Agreement, the definitions of following words should apply throughout:

“本协议”	指序文规定之含义。

“Agreement”	It has the meaning set forth in the preamble hereto.

“法律”	指法律、法规、条例、规定、细则、准则、命令、规定或规范性文件。

“Laws”	It means laws, codes, rules, regulations, guidelines, orders, provisions or normative documents.

“公司”	指序文规定之含义。

“Company”	It has the meaning set forth in the preamble hereto.

“交割”	指本协议第2条项下的各方义务的完成。

“Closing”	It has the meaning set forth in the preamble hereto.

“交割日”	指受让方实际支付完成转让价款且公司及转让方完成第2.3条项下义务之日。

“Closing Date”	It means the date when the Purchaser has accomplished the payment of any transaction fees and the company and sellers have completed the obligations of Article 2.3.

“标的股权”	指序文规定之含义。

“Target Share”	It has the meaning set forth in the preamble hereto.

“签署日”	指本协议的签署日期。

“Signing Date”	It means the date of signing of the Agreement.

“权利负担”	系指已经设立的任何形式的权利负担，包括但不限于任何担保利益、留置、索赔、权属瑕疵、抵押、质押、优先购买权、附条件出售或其他权属保留的协议、约定、条件或其他类似限制（包括对转让、投票、优先权或其他购买权的任何限制）或者其他任何性质的权利负担。

“Encumbrances”
It means created encumbrances in any forms, including but not limited to any agreements, promise, terms, similar restriction (including any restriction of transferring, voting, preemption or purchasing right) or other encumbrances in any other nature of mortgage benefit, lien, claim, detects of ownership, pledge, mortgage, preemption, conditional sale or other retention of title.

“人民币”	指中国法定货币。

“RMB”	It means the legal currency in China.

“损失”	指任何形式或性质的所有直接损失、责任、损害、不足、贬值、诉讼、债务、义务、利益、罚款、义务、负债、索赔、开支、判决或任何性质或形式的和解，包括所有与之相关的成本和开支，包括但不限于合理记录的律师费和外部法律顾问的支出、法院费用、在和解中支付的额外费用、合理的调查费用。

“Loss”
It means all direct loss, responsibility, damage, deficiency, devaluation, litigation, debts, obligations, interests, fines, liabilities, claims, expenditures, judgments or any kind or form of reconciliation, including any referent cost and expenditure, consisting of reasonably documented attorney fees and expenditures of external legal advisors, court fees, additional costs incurred in reconciliation, and reasonable investigation fees and so on.

“受让方”	指序文规定之含义。

“Purchaser”	It has the meaning set forth in the preamble hereto.

“违约”	指违反或不遵守任何合同、法令或其他承诺义务的行为。

“Breach”	It means the violation or non-compliance of any agreements, acts and other obligations promised.

“备案机关”	指中华人民共和国商务部或其授权的有权受理股权转让备案的当地机关。

“Filing Authorities”	It means Ministry of Commerce of the People’s Republic of China and the local authorities authorized to accept the share transfer registration by the former.

“登记机关”	指中华人民共和国国家工商行政管理总局或其授权办理公司登记事项的当地机关。

“Registration Authorities”	It means State Administration for Industry and Commerce of the People’s Republic of China and the local authorities authorized to dispose of companies’ registration formalities by the former.

“转让”	指第2.1条规定之含义。

“Transfer”	It has the meaning set forth in Article 2.1.

“转让价款”	指第2.2条规定之含义。

“Transfer Price”	It has the meaning set forth in Article 2.2.

“转让方”	指序文规定之含义。

“Sellers”	has the meaning set forth in the preamble hereto.

1.2   释义：就本协议而言，除非上、下文另有规定，否则：
Interpretation: In the Agreement, unless the context otherwise requires, the interpretation of following words should apply throughout:

(a)	“各方”，系指转让方和受让方；”一方”，系指其中任何一方。
“Parties” means the Purchaser and Sellers; “One Party” means either side of them.

(b)	“第三方”，系指除本协议各方之外的任何人。
“The Third Party” means anyone other than the parties hereto.

(c)	“工作日”，系指除星期六、星期天及中国的法定节假日以外的在中国商业银行通常营业的日子。
“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in PRC on which banks are generally open for normal business.

(d)	“天”或”日”，系指日历日。但是，除非协议各方另有相反约定，如果需要在任何非工作日（亦即任何周六、周日或中国的公共假期）采取任何行动或履行某项义务，则可将该行动或义务推迟到随后的下一个工作日进行。
“Day” means the calendar day. Whereas, unless parties of the Agreement otherwise require, any actions or missions have to be taken in any non-weekdays (any Saturdays, Sundays or public holidays in PRC) and are permitted to be postponed to next business day.

(e)	在列举一系列相关事项的用语使用中，”包括”一词对于一般性的描述用语优于列举事项，并无限制。
In the use of terms listing a series of related items, the term “including” shall be used for the general description of the item being used prior to listing items, and means no restriction.

(f)	当在本协议中提到条、款、段落或附件时，除非另作说明，指的是本协议中的相应条、款、段落或附件。
When an article, term, paragraph or annex mentioned in the Agreement, unless otherwise specified, refer to the corresponding article, term, paragraph or annex.

(g)	本协议的目录部分和各条、款使用的标题仅为方便参考的目的而设，对其所涉及的相关条款的实际含义并无影响。
The title used in the catalogue and the articles and terms of the Agreement is for the reference purpose only and has no effect on the actual meaning of the relevant articles involved.

第2条                    股权转让

Article 2  Share Transfer

2.1	股权转让：根据本协议的条款和条件，受让方将向转让方购买且转让方将向受让方出售其持有的不附带任何权利负担的标的股权以及标的股权所附带的各项权利和利益（”转让”）。本轮交易完成后，公司的股权结构具体如下：
序号	股东	出资额(万元)	出资比例(%)
1	通鼎互联	8719	100.00%
合计		8719	100.00%

Share Transfer: According to the terms and conditions of the Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall transfer their Target Share and its rights and interest attached without any encumbrances (“Transfer”). After the transaction, the share structure of the Company is as follows:

No.	Shareholder	Contributed Capital (RMB ten thousand yuan)	Capital contribution ratio (%)
1	Tongding Interconnection	8719	100.00%
Total		8719	100.00%

2.2
转让价款：各方同意，以通鼎集团、上海毓璟与杭州星琼分别通过公司间接持有的标的公司1,400,000股、1,050,000股和1,050,000股权益，每股4.5美元计算，受让方将向通鼎集团、上海毓璟与杭州星琼分别支付转让价款人民币43,722,000元（大写：肆仟叁佰柒拾贰万贰仟圆整）、32,791,500元（大写：叁仟贰佰柒拾玖万壹仟伍佰圆整）和32,791,500元（大写：叁仟贰佰柒拾玖万壹仟伍佰圆整）。除本协议另行明确约定，转让价款包含公司所有未分配的以往的以及在签署日至交割日之间产生的所有利润、收益、红利、股息，该等利润、收益、红利、股息应由受让方享有。

Transfer Price: It is agreed that the Purchaser pays Tongding Group RMB 43,722,000 yuan（大写：肆仟叁佰柒拾贰万贰仟圆整）, Shanghai Yujing RMB 32,791,500 yuan（大写：叁仟贰佰柒拾玖万壹仟伍佰圆整）and RMB 32,791,500 yuan（大写：叁仟贰佰柒拾玖万壹仟伍佰圆整）respectively for 1,400,000 shares, 1,050,000 shares and 1,050,000 shares indirectly held by them. Unless expressly stipulated in the Agreement otherwise, the transfer price shall include all past undistributed profits, earnings, bonus and dividends generated by the Company between the Signing Date and the Closing Date and such profits, earnings, bonus and dividends shall be owned by the Purchaser.

2.3	转让价款支付及交割：
Payment of the Transfer Price and Closing:

1）	本协议经各方有权签字人签署生效后的五个工作日内，受让方向转让方支付转让价款的【80】%；转让方在收到上述80%的转让款项后配合受让方完成本次股权转让的全部交割工作。
The Purchaser shall pay [80%] of the transfer price to the Sellers in 5 business days after the Agreement is executed by the authorized signatory of each party; the Sellers shall corporate with the Purchaser to complete the closing of the Share Transfer after receiving the above 80% payment.

2）	本协议签署后由上海通灏于二个工作日内在工商行政部门进行本次股权变更事项工商登记（含上海通灏及开曼通灏的法定代表人、高管、董事、监事变更等），转让方应予配合完成。在满足前述工商登记完成这一交割前提后的五个工作日内，受让方向转让方支付转让价款的【20】%，受让方支付全部转让价款即视为本次股权转让交割。
The Sellers shall corporate with Shanghai Tonghao to complete the Industrial and Commercial Registration of the Share Transfer in the Industrial and Commercial Authority within 2 business days after signing the Agreement. After the completion of the Industrial and Commercial Registration condition precedent, the Purchaser shall pay 20% Transfer Price to the Sellers within 5 business days, and the share transfer is deem to be closed when the Purchaser pays the whole transfer price.

转让方用于接收股权转让价款的账户信息如本协议附件一所示。
The information of the accounts for payment receipt of the Sellers is as shown in Annex 1 of the Agreement.

受让方对股权转让价款支付义务的履行以受让方在向转让方指定账户做出的电汇指令之复印件为凭。
The performance of the Purchaser’s obligation to pay the Transfer Price is evidenced by a copy of the transfer order made by the Purchaser to the accounts designated by the Sellers.

2.4	股东权利：本次转让股权所附全部股东权利，包括但不限于分红权、投票权、委派董事权等，一并转让。本协议签署生效且受让方支付完毕转让价款后，由受让方行使上述全部股东权利。
Shareholders’ Rights: Rights of shareholders attached to the Target Share shall be transferred along with the Target Share, including but not limited to the rights to dividend, vote, appoint directors, etc. After the signing and excution of the Agreement and the Purchaser has paid the whole transfer price, the Purchaser is entitled to exercise all the shareholders’ rights above.

2.5	仲裁赔偿：各方知悉开曼通灏与标的公司原股东DASAN方在香港国际仲裁中心就标的公司股份转让事项正进行仲裁（以下简称”仲裁事项”）。各方同意：
Arbitration Compensation: The Parties have acknowledged that Tonghao (Cayman) Limited and DASAN Party, the original shareholder of the Company, are conducting arbitration on the transfer of the Company’s equity at the Hong Kong International Arbitration Center (“Arbitration Item”). The parties agree that:

1）
如仲裁裁决DASAN方向开曼通灏做出现金赔偿，无论开曼通灏获得赔偿时转让方是否仍然为公司股东，上述现金赔偿及公司账上预留的仲裁相关费用（含银行账户存款及相关利息、理财收益）合计后，如扣除本协议签署后支付的仲裁、律师等全部费用后仍有结余（以下简称”结余款项”），则通鼎集团、杭州星琼和上海毓璟分别有权获得结余款项的40%、30%和30%，上述款项收取方式由转让方（或其管理人、指定机构）在开曼通灏实际收到赔偿款项后的三个工作日内指定，上海通灏应当在转让方（或其管理人、指定机构）指定返还款项方式后5个工作日内完成支付；如上述现金赔偿及公司账上预留的仲裁相关费用（含银行账户存款及相关利息、理财收益）合计后，不足以支付本协议签署后需要支付的涉及仲裁事项的仲裁、律师等全部相关费用，则通鼎集团、杭州星琼和上海毓璟应分别承担不足部分的40%、30%和30%，转让方应在最终仲裁裁决之日起5个工作日内将上述差额费用支付给上海通灏。

If the arbitration awards that DASAN Party shall compensate in cash to Cayman Tonghao, whether, when Cayman Tonghao obtains compensation, the transferor is still a shareholder of the company or not, the above-mentioned cash compensation and the fees related to arbitration reserved on the Company’s account (including bank account deposits, related interest and financial incomes) will still have balance (“Balance” ) after deducting all the costs of arbitration fees, attorney fees and other fees paid after signing the Agreement. Tongding Group, Hangzhou Xingqiong and Shanghai Yujing are entitled to obtain 40%, 30% and 30% of the balance respectively. The methods of the payment shall be designated by the Sellers (or their administrators, or designated agencies) within 3 working days after Tonghao (Cayman) Limited actually receives the compensation by Shanghai Tonghao. Shanghai Tonghao shall complete the payment within 5 working days after the Sellers (or their administrators, or designated agencies) designates the collection methods of it. If the aforesaid cash compensation and the arbitration-related fees reserved on the company’s account (including bank account deposits, related interest and financial incomes) are not enough to cover all the related expenses of arbitration and lawyers involved in arbitration matters after the signing of the Agreement, Tongding Group, Hangzhou Xingqiong and Shanghai Yujing shall bear 40%, 30% and 30% of the outstanding balance respectively. the Sellers shall pay the balances to Tonghao Shanghai within 5 working days from the date of the final arbitration award.

2）
如仲裁裁决DASAN方继续执行交易文件且受让方决议由上海通灏或其子公司执行交易，转让方不再向公司增资参与交易并不予承担任何已发生及本协议签署后发生的涉及仲裁事项的仲裁、律师等相关费用，无论届时转让方是否仍然为公司股东，上海通灏应将公司账上预留的仲裁相关费用（含银行账户存款及相关利息、理财收益）及本协议签署前已经支付的涉及仲裁事项的仲裁、律师费按40%、30%和30%的比例分别返还通鼎集团、杭州星琼与上海毓璟，返还款项的方式由转让方（或其管理人、指定机构）在上海通灏或其子公司完成相关交易后的三个工作日内指定，上海通灏应当在转让方（或其管理人、指定机构）指定返还款项方式后5个工作日内完成支付；

If the arbitral awards that DASAN Party continues to execute the transaction documents and the Purchaser decides to execute the transaction by Shanghai Tonghao or its subsidiaries, the Sellers will no longer increase the capital of the Company to participate in the transaction and will not bear any arbitration fees, attorney fees and other arbitration-related expenses which have occurred and will occur after the signing of the Agreement. Whether the Sellers are still the shareholders of the Company at that time or not, Shanghai Tonghao shall refund the arbitration-related expenses (including bank account deposits, related interests and finical incomes) reserved on its company accounts and the arbitration and attorney fees related to arbitration paid before signing the Agreement to Tongding Group, Hangzhou Xingqiong and Shanghai Yujing in proportion of 40%, 30% and 30% respectively.

The method of returning shall be designated by the Sellers (or their administrators, or designated agencies) within 3 working days after the completion of the relevant transaction by Shanghai Tonghao or its subsidiaries. Shanghai Tonghao shall Complete the payment within 5 working days after the Sellers (or their administrators, or designated agencies) designating the method of refunding.

3）
如仲裁裁定开曼通灏败诉，且上海通灏公司账面预留的仲裁相关费用（含银行账户存款及相关利息、理财收益）在支付完毕本协议签署后需支付的涉及仲裁事项的仲裁、律师等全部相关费用后仍有结余，上海通灏应将结余部分按40%、30%和30%的比例分别返还通鼎集团、杭州星琼和上海毓璟，返还款项的方式由转让方（或其管理人、指定机构）在上海通灏或其子公司付清上述费用后的三个工作日内指定，上海通灏应当在转让方（或其管理人、指定机构）指定返还款项方式后5个工作日内完成支付；如上海通灏公司账面预留的仲裁相关费用不足以支付本协议签署后要支付的涉及仲裁事项的仲裁、律师等全部相关费用，通鼎集团、杭州星琼和上海毓璟应分别承担不足部分的40%、30%和30%，转让方应在最终仲裁裁决之日起5个工作日内将上述差额费用支付给上海通灏。

If the arbitration awards against Cayman Tonghao and the arbitration-related expenses (including bank account deposits, related interests and finical incomes) reserved on its company accounts still has balance after the payment of all the arbitration and attorney fees related to arbitration to be paid after the signing of the Agreement, Shanghai Tonghao shall refund the balance to Tonghao Group, Hangzhou Xingqiong and Shanghai Yujinng in proportion of 40%, 30% and 30% respectively.

The method of returning shall be designated by the Sellers (or their administrators, or designated agencies) within 3 working days after the completion of the aforesaid payment by Shanghai Tonghao or its subsidiaries. Shanghai Tonghao shall complete the payment within 5 working days after the Sellers (or their administrators, or designated agencies) designating the method of refunding. If the fee related to arbitration reserved on the company’s account is not enough to cover all the related fees after payment of all the arbitration and attorney fees related to arbitration to be paid after sign of the Agreement, Tongding Group, Hangzhou Xingqiong and Shanghai Yujing shall bear 40%, 30% and 30% of the outstanding balance respectively. the Sellers shall complete the outstanding balance payment to Shanghai Tonghao within 5 working days from the date of the final arbitration award.

2.6	上海通灏对本协议第2.5条仲裁赔偿条款涉及的相关收入、费用应制作明细清单，报送转让方。
Shanghai Tonghao shall make a detailed list of the relevant revenue and expenses related to the arbitration compensation clause in Article 2.5 of the Agreement and submit it to the Sellers.

第3条               陈述、保证和承诺

Article 3  Representation, Warranty and Covenant

3.1	每一方特此陈述和保证如下：
Each Party’s representation and warranty is given hereby:

(a)	其拥有签订本协议、履行本协议项下义务和完成本协议项下交易所需的全部能力、权力和授权；

It has all the capabilities, powers and authorizations necessary for signing the Agreement, fulfilling its obligations under the Agreement and completing the transaction under the Agreement.

(b)	签署和履行本协议将不违反公司章程或其它组织规则中的任何条款或与之相冲突，没有也不会抵触或违反对该方适用的任何法律或政府命令。
Signing and fulfilling the Agreement shall not violate or conflict with any provisions of the Articles of Association or other organizational rules, and not contravene or violate any laws or government orders applicable to the party.

(c)	转让方进一步陈述并保证，其对公司股权拥有完全的法定所有权和收益所有权，股权上并不存在任何主张、质押、担保权益、留置和其他权利负担。
The seller make further representation and warranty that it has full legal ownership and earnings ownership of the Target Share, and there is no claim, pledge, security interest, lien or other encumbrances of rights on the Target Share.

3.2     合作和协助：各方承诺，其将尽其合理商业努力向另一方提供与本协议项下转让的谈判、文件起草以及登记和备案有关的一切必要合作和协助，并将采取一切必要措施或行动以确保本协议中规定的转让得以妥善完成。
Cooperation and Assistance: Each Party undertakes to run out of reasonable commercial effort to provide the other Party with all necessary cooperation and assistance in connection with negotiation, document drafting, registration and filing of transfers under the Agreement, and to take all necessary measures or actions to ensure the proper completion of the transfers in the Agreement.

第4条                违约责任

Article 4   Liability for Breach

4.1    违约的赔偿责任：本协议生效后，任何一方未能按本协议任一条款的规定履行其义务或违反本协议约定的陈述、保证和承诺的一项或多项的一项或多项，均构成违约。违约方应立即以书面方式通知守约方。违约方应赔偿因其违约行为而给守约方造成的损失，且该等赔偿责任不因本协议的终止而解除。
Compensation for breach: After the signing of the Agreement, the failure of either party to fulfill its obligations under any of the provisions of the Agreement or to violate one or more of the representation, warranty and covenant stipulated in the Agreement constitutes breach of the Agreement. The breaching party shall immediately notify the non-breaching party in writing. The breaching party shall compensate the non-breaching party for the losses caused by its violation of the Agreement, and such liability shall not be terminated by the termination of the Agreement.

4.2    违反义务的实际履行：在不损害第4.1条的前提下，如果任何一方未履行其在本协议项下的任何义务，守约方有权在行使其任何其他权利和救济外，要求违约方实际履行该等义务。
Actual performance after breach of obligations: Without prejudice to Article 4.1, if either party fails to fulfill any of obligations under the Agreement, the non-breaching party is entitled to require the breaching party to carry out obligations actually in addition to exercising any other rights and remedies.

第5条                  争议的解决

Article 5   Settlement of Disputes

如果各方就他们在本协议项下各自的权利和义务发生争议，则各方应按以下方式解决争议：
If any dispute arises between the parties concerning their respective rights and obligations under the Agreement, the parties shall settle the dispute in the following manners:

5.1   非正式谈判：由本协议产生或与本协议有关的任何纠纷、争议或索赔或本协议的解释、违约、终止或效力均应首先通过争议各方友好协商解决。
Informal negotiation: Any dispute, controversy or claim arising from or relating to the Agreement or the interpretation, breach of contract, termination or validity of the Agreement shall be settled through friendly negotiation between the disputing parties in the first place.

5.2   争议解决的程序：若争议在通知发出后30个工作日内内未能协商解决的，则各方均可向各自所在地人民法院提起诉讼。在解决争议期间，各方应在除争议事项以外的其他方面继续履行本协议。
Procedures for dispute settlement: If the dispute cannot be settled through consultation within 30 business days after the notification is issued, each partycan bring a lawsuit to the people’s court of their respective localities. During the period of dispute settlement, the parties shall continue to implement the Agreement in all respects except the disputed matters.

第6条                    生效、修改、弃权和终止

Article 6   Entry into force, amendment, waiver and termination

6.1   生效：本协议经各方签署后生效。
Validity: The Agreement shall be effective upon signature by all parties.

6.2   修改：本协议的任何修改、修订或补充必须以各方签署书面文件的方式进行。
Amendment: Any amendments, revise or supplement to the Agreement shall be made by means of written document signed by the Parties.

6.3   弃权：任何一方可随时放弃要求另一方遵守本协议项下的任何承诺义务或条件，但必须由弃权的一方签署书面文件确定。但是，这种弃权并不构成该方对于其他情况下规定的相同承诺义务或条件的弃权，也不构成对其他任何承诺义务或条件的弃权。
Waiver: Either party can waive any obligation or condition to require the other party to comply with any undertaking under the Agreement at any time, provided that it is determined by a written document signed by the abstaining party. However, such a waiver does not constitute a waiver by the party of the same committed obligations or conditions under other circumstances, nor does it constitute a waiver of any other committed obligations or conditions.

6.4  终止：本协议可在下列任何一种情况下予以终止：
Termination: The Agreement may be terminated in any of the following circumstances:

(a)	各方协商一致同意终止并由各方签署书面文件确认；
Termination by consensus and confirmation by written documents signed by the parties;

(b)	在交割日前，一方严重违反其在本协议项下的义务，且在守约方要求的合理期限内未能纠正，守约方有权书面通知违约方终止本协议，且可以根据本协议的规定要求违约方补偿其遭受的损失或损害；

before the Closing Date, if a party violates its obligations severely under the Agreement and fails to correct it during a reasonable period of time required by the non-breaching party, the non-breaching party shall have the right to terminate the Agreement by written notification and is entitile to, in accordance with the provisions of the Agreement, require the breaching party to compensate for the losses or damages incurred by it; and

(c)	其他根据本协议之明确约定可终止本协议的情形。
other circumstances in which the Agreement may be terminated by express agreement in accordance with the Agreement.

第7条           其他规定

Article 7   Other Provisions

7.1   费用和税收：各方应支付与本协议项下股权转让的谈判有关的，以及与本协议的准备、签署和实施有关的其各自的开支、成本和费用，包括但不限于聘用律师费、聘用会计师费以及聘用顾问费。各方应负责支付因本协议项下股权转让而可能应由其支付的任何税项。
Expenses and Tax: Each party shall pay its own expenditures, costs and expenses relating to the negotiation of the share transfer under the Agreement and the preparation, signing and implementation of the Agreement, including, but not limited to, the employment of lawyers, accountants and consultants. Each Party shall be responsible for paying any taxes that may be due for it upon the share transfer under the Agreement.

7.2   通知：本协议要求的或根据本协议做出的任何通知、请求、要求和其他通信往来应以书面形式按照以下信息送达相关方：

Notification: Any notification, request, demand and other correspondence required by the Agreement or made in accordance with the Agreement shall be communicated in writing and delivered to relevant parties in accordance with the following information:

转让方1：
Seller 1:
通鼎集团有限公司
Tongding Group Co.,Ltd.
地址：江苏省苏州市吴江区震泽镇八都经济开发区小平大道8号
Domicile: Xiaoping Street, Badu Economic Development Zone, Zhenze Town, Wujiang Distract, Suzhou City, Jiangsu Province, Building No.8.
电子邮箱： shencl@tongdinggroup.com
E-mail: shencl@tongdinggroup.com
接收人：沈彩玲
Receiver: Cailing Shen.

转让方2：
Seller 2:
上海毓璟投资中心（有限合伙）
Shanghai Liujing Investment Center (Limited Partnership)
地址：上海市浦东新区紫竹路383弄东郊中心11、12号楼
Domicile: Room 24058, Zone 1, Building No.2, Huanhu Xier Road No.888, Nanhui new Town, Pudong District, Shanghai City.
电子邮箱：wanghongyu@v-capital.cn; weidan@v-capital.cn
E-mail: wanghongyu@v-capital.cn; weidan@v-capital.cn
接收人：王宏宇、魏丹
Receiver: Hongyu Wang ; Dan Wei

转让方3：
Seller 3:
杭州星琼投资合伙企业（有限合伙）
Hangzhou Xingqiong Investment Center (Limited Partnership)
地址：浙江省杭州市西湖区万塘路翠苑街道计量大厦17楼
Domicile: 17th Floor, Metrology Building, Cuiyuan Street, Wantang Road, Xihu District, Hangzhou City, Zhejiang Province.
电子邮箱：m13735490538@163.com
E-mail: m13735490538@163.com
接收人：周超
Receiver: Chao Zhou

受让方：
Purchaser:
通鼎互联信息股份有限公司
Tongding Interconnection Information Co.,Ltd.
地址：江苏省苏州市吴江区震泽镇八都经济开发区小平大道8号
Domicile: Building No.8, Xiaoping Street, Badu Economic Development Zone, Zhenze Town, Wujiang Distract, Suzhou City, Jiangsu Province.
电子邮箱：wangb@tongdinggroup.com
E-mail: wangb@tongdinggroup.com
接收人：王博
Receiver: Bo Wang.

公司：
Company:
通灏信息科技（上海）有限公司
Tonghao Information Technology (Shanghai) Co.,Ltd.
地址：中国(上海)自由贸易试验区耀华路251号一幢一层
Domicile: 1st Floor, Building No.1, Yaohua Road No.251, China (Shanghai) Free Trade Pilot Area.
电子邮箱：luk@tongdinggroup.com
E-mail: luk@tongdinggroup.com
接受人：陆凯
Receiver: Kai Lu.

7.3   送达：本协议要求的或根据本协议做出的任何通知、要求和其他通信往来若以挂号信函方式发出，在投邮5天后视为送达；若以特快专递方式发出，在投邮后48小时视为送达；若以电子邮件发送，则一经发出即视为送达；若当面递交，一经面交即视为送达。
Service: Any notice, request and other correspondence required by the Agreement or made in accordance with the Agreement shall be deemed to have been delivered after five days from posting if sent by registered mail, or after 48 hours after posting if sent by express mail,; or as soon as sent, if sent by e-mail; or as soon as it has been delivered, if delivered in person.

7.4   保密：各方同意，本协议所涉及事项、各方就本协议项下的转让进行的任何及所有接触和谈判、为协商、签署、履行本协议向另一方或其专业顾问提供的所有尚未公开的文件和信息，以及本协议的内容均为保密事项。除向对各方负有保密义务的有关法律及其他专业顾问披露或按相关法律的要求、任何相关证券转让所的有关规则，以及对本协议任何一方具有管辖权的某一政府机关或其它有权机关的要求进行披露的情形外，任何一方在未得到另一方的事先书面同意之前，均不得向本协议签署方之外的任何第三方披露任何该等保密事项。任何一方在按相关法律的要求、任何相关证券转让所的有关规则，以及对本协议任何一方具有管辖权的某一政府机关或其它有权机关的要求披露任何保密事项之前，应先与另一方协商，并考虑另一方在相关披露的时间、内容和方式等方面的合理要求。

Confidentiality: The Parties agree that the items covered by the Agreement, any and all contacts and negotiations between the parties concerning the assignment under the Agreement, all documents and information not-yet disclosed to the other party or its professional advisers for consultation, signature and performance of the Agreement, and the contents of the Agreement are confidential items. Unless in the case of disclosure to the relevant legal and other professional advisers who are obliged to keep confidential to Each Party or in accordance with the requirements of relevant laws, the relevant rules of any relevant securities transfer agency and the requirements of a government or other authorities having jurisdiction over either party in the Agreement, any party shall not disclose any confidential matters to any third parties other than the signatory of the Agreement until prior written consent is given by the other parties. Any party shall consult with the other parties before disclosing any confidential items in accordance with the requirements of relevant laws, the relevant rules of any relevant securities transfer office and the requirements of a government or other authorities competent over either party in the Agreement, and take into account the reasonable requirements of the other party in respect of the time, content and manner of the relevant disclosure.

7.5   不可抗力：”不可抗力”指各方无法控制也不可预见的、如可以预见其发生亦不可避免其结果不可克服的，并且阻碍一方履行本协议的任何事件，包括但不限于地震、台风、洪水、水灾、战争、暴风雨以及法律与政策的变化。
Force Majeure: “Force Majeure” means any events beyond the control and foreseeability of the Parties or foreseeable but inevitable and insurmountable from the consequences, and which impedes the performance of the Agreement by One Party, including but not limited to earthquakes, typhoons, floods, wars, storms and changes in law and policy.

如果一方因不可抗力事件无法履行其义务，该方应在受不可抗力事件影响的范围内免除其义务的履行。遭遇不可抗力事件的一方应立即通知其他方并应尽一切合理努力，减轻不可抗力事件的影响。
If a party is unable to fulfil its obligations due to the events of force majeure, the party shall be exempted from the performance of its obligations within the scope affected by the event of force majeure. The party encountering the events of force majeure shall immediately notify the other party and shall make reasonable effort to mitigate the impact of the event of force majeure.

7.6   可分割性与替代方案：如果本协议的任何条款最终被认为不合法，则应认为该条款可与本协议相分割，并可被尽可能接近各方意图的、能够保留本协议要求的经济目的的、合法的新条款所取代，而且，在这种情况下，本协议的其他各项条款仍应保持完全有效。
Severability and Alternatives: If any provision of the Agreement is ultimately deemed to be unlawful, it shall be deemed to be separable from the Agreement and to be replaced by legitimating new provisions as close as possible to the intentions of the parties and capable of preserving the economic purposes required by the Agreement, and in such circumstances, the other provisions of the Agreement shall remain fully valid.

如本协议的任何约定根据适用的中国法律或政府机构的监管等原因无法得到全面、有效的实施，则各方同意尽一切努力寻找替代及补充解决方案，最大限度的同等实现相关方在本协议项下的约定，包括但不限于签署有关的书面协议、文件、董事会/股东会决议等。
If any provision in the Agreement cannot be fully and effectively implemented for reasons such as applicable Chinese law or the supervision of government agencies, the parties agree to make best effort to find alternative and supplementary solutions to achieve the provisions equivalently between the relevant parties under the Agreement as far as possible, including but not limited to signing relevant written agreements, documents, board/shareholder meeting resolutions, etc.

7.7   合同相对性：本协议及其任何条款中，并无任何内容旨在向任何第三方（包括公司的雇员）提供任何权利或授予任何利益，也不应提供这种权利或授予这种利益。
Privity of Agreement: Nothing in the Agreement or any of its provisions is intended to provide or authorize any right or interest on any third party (including employees of the company), nor shall it be provided or authorized.

7.8   完整协议：本协议构成各方有关本协议主题事项所达成的全部理解，在此取代各方的任何负责人、雇员或代表先前以书面或口头形式就相同事项所达成的所有意向书、协议、承诺、安排、沟通、声明或保证。
Entire Agreement: The Agreement constitutes the full understanding reached by the Parties on the subject matter of the Agreement, replacing all previous letters of intent, agreements, commitments, arrangements, communications, statements or guarantees reached by any person in charge, employee or representative of the Parties in writing or orally on the same items.

7.9   排他性：转让方在此特别同意并确认，自本协议签署日起直至交割日期间内，未经受让方事先书面批准，转让方不得吸引或接受其他任何方与本协议所述转让或类似转让相关的任何询问、与任何其他方进行讨论，或向其他任何方提供任何信息。
Exclusiveness: The Sellers hereby specifically agree and confirm that, from the date of signature of the Agreement to the Closing Date, the Sellers shall not attract or accept any inquiry, discuss with any other party, or provide any information to any other party concerning the transfer or similar transfer referred to in the Agreement without the prior written approval of the Purchaser.

7.10   进一步签署协议：为履行本协议或就本转让完成于政府机构的登记或备案，各方可进一步签署认为必要的其他协议并提交有权政府机构，但任何该等协议均不构成对本协议的任何修改、修订或补充，无论是否于签署日后签订或订立，但该等协议有明确相反约定的除外；若任何该等协议和本协议之间存在任何冲突、差异或不一致，除该等协议有明确的相反约定，任何时候均应以本协议的规定为准，本协议应具有最终约束力。
Further Signing of the Agreement: For the purpose of fulfilling the Agreement or completing the registration or filing of this assignment with a government authorities, the parties can further sign such other agreements as they deem necessary and submit them to the competent government authorities, however, unless such agreements have a clear contrary convention, none of these agreements constitutes any modification, amendment or supplement to the Agreement, whether signed or concluded after the signing date; provided that there are differences or inconsistencies between any such agreement and the Agreement, the Agreement shall be ultimately binding at any time, unless there is a clear contrary convention in such agreements.

7.11   适用法律：本协议的制订、效力、解释和履行应受中国法律的管辖。
Applicable Law: The formulation, validity, interpretation and implementation of the Agreement shall be under the jurisdiction of the PRC Law.

7.12   文本：本协议正本一式捌(8)份，各方各执壹(1)份；其余报有关机关。每一份文本均视为正本，各文本构成同一份相同之文件。
Text: The original of the Agreement shall be in 8 copies. Each Party shall hold 1 copy, and the rest shall be submitted to the relevant authorities. Each text is deemed to be the original, and each text constitutes the same document.

（本页以下无正文；签字页附后）
(There is no text below this page; the signature page is attached.)

兹证，各方已促使其正式授权代表于本协议文首所列日期签署本《关于通灏信息科技（上海）有限公司之股权转让协议》。
In witness whereof, the parties have prompted their duly authorized representatives to sign the Agreement ON SHARE TRANSFER OF TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. on the date listed at the beginning of this Agreement.

转让方1：
Seller 1:

通鼎集团有限公司（盖章）
Tongding Group Co.,Ltd.(Sealing)

___________________________
姓名：沈小平
Name: Xiaoping, Shen.

职务：法定代表人
Position: Legal representative

兹证，各方已促使其正式授权代表于本协议文首所列日期签署本《关于通灏信息科技（上海）有限公司之股权转让协议》。
In witness whereof, the parties have prompted their duly authorized representatives to sign the Agreement ON SHARE TRANSFER OF TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. on the date listed at the beginning of this Agreement.

转让方2：
Seller 2:

上海毓璟投资中心（有限合伙）（盖章）
Shanghai Liujing Investment Center (Limited Partnership).(Sealing)

___________________________
姓名：王宏宇
Name: Hongyu, Wang.

职务：执行事务合伙人委派代表
Position: Representative Appointed by Managing Partner.

兹证，各方已促使其正式授权代表于本协议文首所列日期签署本《关于通灏信息科技（上海）有限公司之股权转让协议》。
In witness whereof, the parties have prompted their duly authorized representatives to sign the Agreement ON SHARE TRANSFER OF TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. on the date listed at the beginning of this Agreement.

转让方3：
Seller 3:

杭州星琼投资合伙企业（有限合伙）（盖章）
Hangzhou Xingqiong Investment Center (Limited Partnership).(Sealing)

___________________________
姓名：陈晓亮
Name: Xiaoliang Chen.

职务：执行事务合伙人委派代表
Position: Representative Appointed by Managing Partner.

兹证，各方已促使其正式授权代表于本协议文首所列日期签署本《关于通灏信息科技（上海）有限公司之股权转让协议》。
In witness whereof, the parties have prompted their duly authorized representatives to sign the Agreement ON SHARE TRANSFER OF TONGHAO INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. on the date listed at the beginning of the Agreement.

受让方：
Purchaser:

通鼎互联信息股份有限公司（盖章）
Tongding Interconnection Information Co.,Ltd. (Sealing)

___________________________
姓名：          颜永庆
Name: Yongqing, Yan.

职务：法定代表人
Positon: Legal representative.

兹证，各方已促使其正式授权代表于本协议文首所列日期签署本《关于通灏信息科技（上海）有限公司之股权转让协议》。
In witness whereof, the parties have prompted their duly authorized representatives to sign the Agreement on Share Transfer of Tonghao Information Technology (Shanghai) Co., Ltd. on the date listed at the beginning of this Agreement.

公司：
Company:

通灏信息科技（上海）有限公司（盖章）
Tonghao Information Technology (Shanghai) Co.,Ltd. (Sealing):

___________________________
姓名：          Jie Deng
Name: Jie Deng.

职务：法定代表人
Position: Legal representative.

附件一：转让方收款账户信息

Annex 1:  Information of the Sellers’ Receipts Accounts

转让方1：

户名	通鼎集团有限公司
开户行	吴江农村商业银行八都支行
账户号	0706678171120100314389

Seller 1:

Name of Account	Tongding Group Co.,Ltd.
Bank of Deposit	Badu Branch of Wujiang Rural Commercial Bank
Account Number	0706678171120100314389

转让方2：
户名	上海毓璟投资中心（有限合伙）
开户行	招商银行陆家嘴支行
账户号	121919641910401

Seller 2:

Name of Account	Shanghai Liujing Investment Center (Limited Partnership)
Bank of Deposit	Lujiazui Branch of China Merchants Bank
Account Number	121919641910401

转让方3：
户名	杭州星琼投资合伙企业（有限合伙）
开户行	浙商银行杭州分行营业部
账户号	3310010010120100734066

Seller 3：

Name of Account	Hangzhou Xingqiong Investment Center (Limited Partnership)
Bank of Deposit	Business Department of Hangzhou Branch of Zhejiang Commercial Bank
Account Number	3310010010120100734066